UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

June 30, 2005

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Atmos Energy Corporation, a Texas and Virginia corporation, redeemed effective June 30, 2005, prior to their scheduled maturities, a total of five series of first mortgage bonds issued under two indentures with an aggregate cash payment of $98,473,530, consisting of cumulative principal outstanding of $72,499,999, make-whole premiums of $25,016,808 and accrued interest of $956,723. A total of four series of first mortgage bonds were issued under the Indenture of Mortgage dated July 15, 1959 by and between United Cities Gas Company and City National Bank and Trust of Chicago and R. Emmett Hanley (now known as U.S. Bank National Association and Frank Sparaglino, as successor trustee), Trustees (the United Cities indenture). One additional series of first mortgage bonds was issued under the Indenture of Mortgage and Deed of Trust dated March 1, 1957 by and between Greeley Gas Company and The Central Bank and Trust Company (now known as U.S. Bank National Association), Trustee, as amended and supplemented by the Seventh Supplemental Indenture dated October 1, 1983, by and between Greeley Gas Company and Central Bank of Denver (now known as U.S. Bank National Association), as Trustee (the Greeley Gas indenture). A schedule containing detailed information on the redemption of these bonds is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Atmos Energy, successor to both United Cities Gas Company and Greeley Gas Company, paid an aggregate amount of $25,016,808 in make-whole premiums (penalties for early redemption), based on the latest available long-term interest rates published by the Federal Reserve, to the trustees of the indentures on behalf of the holders of the five first mortgage bonds. Neither Atmos Energy nor any of its affiliates have any other material relationships with the trustees of the indentures or the holders of the bonds, other than in respect of the participation by U.S. Bank National Association as one of the lenders in Atmos Energy’s $600 million revolving credit facility as well as the continued service by U.S. Bank as one of the trustees under the United Cities indenture, with a total amount of outstanding debt under such indenture at June 30, 2005 of $10,000,000.

As discussed in Note 6 to Atmos Energy’s consolidated financial statements in its Form 10-K for the year ended September 30, 2004, substantially all of the utility plant assets in the Mid-States Division of Atmos Energy were pledged to secure the repayment of the Series P, Q, T, U, and V first mortgage bonds under the United Cities indenture and substantially all of the utility plant assets in the Colorado-Kansas Division of Atmos Energy were pledged to secure the repayment of the Series J first mortgage bonds under the Greeley Gas indenture. With the redemption of the Series Q, T, U and V first mortgage bonds under the United Cities indenture, the utility plant assets in the Mid-States Division, other than those remaining pledged to secure the repayment of the Series P first mortgage bonds, are in the process of being released from the lien of said indenture by the trustees. In addition, with the redemption of the Series J first mortgage bonds under the Greeley Gas indenture, the utility plant assets in the Colorado-Kansas Division are in the process of being released from the lien of said indenture by the trustee.

Atmos Energy elected to redeem each of the specified series of first mortgage bonds prior to their respective maturity dates because Atmos Energy had sufficient excess cash on hand to pay down such long-term debt, which bore a relatively high rate of interest. In addition, such redemptions allow Atmos Energy to make continued progress towards its goal of achieving a more equal debt to equity ratio in its capital structure. Even after such redemptions, Atmos Energy still believes that its current liquidity will be more than adequate to meet its operational needs.

The foregoing statements regarding Atmos Energy’s capital structure and its adequacy of liquidity are forward-looking statements within the meaning of the federal securities laws. Such statements are subject to numerous risks and uncertainties, many of which are beyond the control of Atmos Energy, which could cause actual results to differ materially from such statements. Reference is made to “Cautionary Statement Regarding Forward Looking Statements” in Management’s Discussion and Analysis of Financial

Condition and Results of Operations in Atmos Energy’s Form 10-K for the fiscal year ended September 30, 2004 and Form 10-Q for the quarter ended March 31, 2005, for a discussion of certain of these risks and uncertainties.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Schedule of First Mortgage Bonds redeemed by Atmos Energy Corporation on June 30, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: July 6, 2005	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Schedule of First Mortgage Bonds Redeemed by Atmos Energy Corporation on June 30, 2005